SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 28, 2003


                             TGFIN Holdings, Inc.
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            (Exact name of registrant as specified in its charter)


Delaware                1-11034               72-0861671
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(State or other         (Commission           (IRS Employer
jurisdiction of         File Number)          Identification No.)
incorporation)


39 Broadway, Suite 740, New York, New York    10006
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(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (212) 363-3900
                                                   --------------

                                    n/a
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)




PLEASE ADDRESS ALL CORRESPONDENCE TO:    Mark Gasarch, Esq.
                                         150 East 58th Street
                                         34th Floor
                                         New York, New York 10155
                                         (212) 956-9595
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Item 2.   Acquisition or Disposition of Assets

On January 28, 2002 TGFIN Holdings, Inc. (the "Company") and its wholly-owned subsidiary, TradinGear.com Incorporated, collectively as Sellers, entered into an Asset Purchase Agreement (the "Agreement") with Tradingear Acquistion LLC, a Delaware limited liability company as Buyer, a wholly-owned subsidiary of the New York Mercantile Exchange, Inc. ("NYMEX"). The closing of the transaction is anticipated within sixty days.

Pursuant to this Agreement, the Sellers are selling to the Buyer certain of its intellectual property and assets, primarily those used in facility based trading systems to be used in conjunction with trading activities on regulated and unregulated exchanges and markets for $3,000,000 in cash. Prior to closing, Samuel Gaer will continue in his role as President of the Company, at significantly reduced compensation, and will also consult with and be compensated by the Buyer regarding the sold assets. At closing, Mr. Gaer as well as four employees of the Sellers will resign and will be employed by the Buyer. Scott Lybbert, former chief financial officer of the Company, is expected to replace Mr. Gaer as President of the Company.

The assets being sold comprise a significant part of the Company's current business. The Company intends to pursue both the development of its remaining intellectual properties and additional business opportunities.


Item 7.   Financial Statements and Exhibits

     (a)  Financial statements and
     (b)  Pro forma financial information - none


     (c)  Exhibits

          2.1  Asset Purchase Agreement (without exhibits or schedules) *

         99.1 Certification of Chief Executive Officer and Chief Financial Officer *

*    Filed herewith
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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 29, 2003


                         TGFIN Holdings, Inc.
                         (Registrant)



                         By/s/ Samuel Gaer
                           ---------------------------
                           Samuel Gaer, President
                           Principal Executive Officer
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